SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON D.C. 20549

                              FORM 8-K

                           CURRENT REPORT






Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) - June 24, 1997


                 NORTH  FORK BANCORPORATION, INC.
      (Exact name of Registrant as specified in its charter)





 Delaware			                  1-10458		           36-3154608

(State or other jurisdiction	 (Commission		      (IRS Employer
  of incorporation)		          File Number)		     Identification No.)





 275 Broad Hollow Road
 Melville, New York						                          11747
 (Address of principal executive offices)		        (Zip Code)




Registrant's telephone number, including area code:	        (516) 844-1004

Item 5.  Other Events

              North Fork Bancorporation, Inc. issued a press release announcing a 20% increase in its quarterly dividend. A copy of such press release is attached hereto as Exhibit 99 and is incorporated herein by reference.



Item 7.  Financial Statement and Exhibits



	(c)     	The following Exhibit is filed with this Current
          Report on Form 8-K:





Exhibit
Number            	Description

    99			        Press Release of North Fork Bancorporation, Inc., dated
			              June 24, 1997.

EXHIBIT INDEX



Exhibit
Number		            Description

   99			     Press Release of North Fork Bancorporation, Inc., dated
			          June 24, 1997.

					                      SIGNATURE




	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:	June 24, 1997







					                           NORTH FORK BANCORPORATION, INC.



					                           By:/s/Daniel M. Healy
					                           Daniel M. Healy
					                           Executive Vice President and
					                           Chief Financial Officer

EXHIBIT 99

                        	NORTH FORK BANCORP

275 Broad Hollow Rd., Melville,  NY  11747 (516) 844-1004 FAX (516) 694-1536







FOR IMMEDIATE RELEASE			                        Contact:	Daniel M. Healy
									                                       Executive Vice President
									                                       Chief Financial Officer





	                   NORTH FORK BANCORPORATION
	        DECLARES A 20% INCREASE IN ITS QUARTERLY DIVIDEND




	Melville, N.Y. - June 24, 1997 - North Fork Bancorporation,Inc. (NYSE: NFB)
announced that its Board of Directors declared a 20% increase in its quarterly cash dividend from 12.5 cents to 15 cents per
common share.  The dividend will be payable August 15, 1997, to shareholders of record at the close of business on July 24,
1997.  On May 15, 1997, the Company split its common shares on a two-for-one basis increasing the total outstanding common shares to approximately 66 million.  "The increase in the cash dividend reflects our confidence in the Company's present and future
financial performance," stated John Adam Kanas, Chairman,
President and Chief Executive Officer.



	North Fork Bancorporation, Inc. is the holding company of North Fork Bank with locations in the New York metropolitan area.